Exhibit 99.04

Chartered Accountants and Registered Auditors Deloitte & Touche House Earlsfort Terrace Dublin 2 Ireland

Tel: +353 (1) 417 2200 Fax: +353 (1) 417 2300 www.deloitte.ie

16 December 2002

BDO Simpson Xavier,

Chartered Accountants,

Beaux Lane House,

Mercer Street Lower,

Dublin 2.

RE: ESG Re Limited

Dear Sirs,

We refer to your letter of 9 December 2002 in relation to the above matter.

In response to your specific question, we are being replaced as auditors of ESG Re Limited, as we resigned as auditors on 22 November 2002.

Matters relevant to our resignation are set out in the Form 8K filed with the SEC by the company and our response thereto also filed with the SEC.

If you wish to discuss this matter further, please contact Mary Fulton of this office.

Yours faithfully,

/s/ Deloitte & Touche
Deloitte & Touche